UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Delaware	36-2517428
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

2500 Lake Cook Road Riverwoods, Illinois 60015	60015
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B	New York Stock Exchange

If this form relates to the registration of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-182440

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares of Discover Financial Services (the “Company”), each depositary share representing a 1/40th interest in a share of the Company’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) (the “Depositary Shares”). The descriptions set forth under the sections “Description of Preferred Stock” and “Description of Depositary Shares” in the prospectus supplement dated October 9, 2012, as filed with the Securities and Exchange Commission (the “Commission”) on October 10, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus (the “Base Prospectus”) included in the Company’s automatic shelf registration statement on Form S-3 (No. 333-182440), as filed with the Commission on June 29, 2012, and the descriptions set forth under the sections “Description of Capital Stock” and “Description of Depositary Shares” of the Base Prospectus are incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

1	Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2009 filed on July 1, 2009 and incorporated herein by reference thereto)

2	Amended and Restated By-Laws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 23, 2009 and incorporated herein by reference thereto)

3	Certificate of Designations of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 16, 2012 and incorporated herein by reference thereto)

4	Deposit Agreement, among the Company, Computershare Shareowner Services LLC, as Depositary, and the Holders from time to time of the Depositary Receipts described therein (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 16, 2012 and incorporated herein by reference thereto)

5	Form of Depositary Receipt (included in Exhibit 4 hereto)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 16, 2012

DISCOVER FINANCIAL SERVICES

By:	/s/ D. Christopher Greene
Name:	D. Christopher Greene
Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

1	Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2009 filed on July 1, 2009 and incorporated herein by reference thereto)

2	Amended and Restated By-Laws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 23, 2009 and incorporated herein by reference thereto)

3	Certificate of Designations of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 11, 2012 and incorporated herein by reference thereto)

4	Deposit Agreement, among the Company, Computershare Shareowner Services LLC, as Depositary, and the Holders from time to time of the Depositary Receipts described therein (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 16, 2012 and incorporated herein by reference thereto)

5	Form of Depositary Receipt (included in Exhibit 4 hereto)